UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2013  (August 6, 2013)

SMTC Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

635 Hood Road Markham, Ontario, Canada	L3R 4N6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (905) 479-1810

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On August 6, 2013 the board of directors (the "Board") of the Company appointed Mr. Frederick Wasserman as a member of the Board, effective immediately. Mr. Wasserman is an accomplished Director who has leveraged 35 years of business experience helping to create significant shareholder value with a number of companies. Mr. Wasserman has been the President, Chief Operating Officer ("COO") and Chief Financial Officer ("CFO") for a number of companies, including Mitchell & Ness Nostalgia Company where he was CFO and COO. He also served as President and CFO of Goebel of North America. Mr. Wasserman is currently the President of FGW Partners LLC as well as the Chief Compliance Officer of Wynnefield Capital Inc., a shareholder of SMTC. He currently serves on the board of directors for a number of publicly traded companies including Breeze Eastern Corporation and MAM Software Group, Inc. Mr. Wasserman will be serving as a member of each committee of the Board including Audit. In connection with his appointment, Mr. Wasserman will be compensated as a Director in the amount of $50,000 annually.

A copy of the press release issued in connection with the appointment of Mr. Wasserman is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Press release announcing the appointment of Frederick Wasserman to the SMTC Corporation Board of Directors, dated August 7, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC Corporation (Registrant)
August 7, 2013 (Date)	/s/ LAWRENCE H. SILBER Lawrence H. Silber Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing the appointment of Frederick Wasserman to the SMTC Corporation Board of Directors, dated August 7, 2013